                                                                  EXHIBIT (c)(1)



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                                                                  CONFORMED COPY


                              STOCKHOLDER AGREEMENT AND PROXY (this

                         "Agreement"), dated as of March 1, 1999, by and among
                          ---------
                         GEC Incorporated, a Delaware corporation ("Parent"),
                                                                    ------
                         George Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent, organized under the laws of Delaware ("Acquisition Sub"), and the limited
                                            ---------------
                         partnerships affiliated with KKR Associates, L.P. whose
                         names are set forth on the signature pages hereof (each, a "Stockholder");
                                   -----------

          WHEREAS each Stockholder has beneficial ownership of the number of shares of common stock, $0.01 par value, of Reltec Corporation, a Delaware corporation (the "Company"), set forth opposite the name of such Stockholder on
                  -------
Schedule A (such class of stock sometimes referred to herein as the "Company
                                                                     -------
Common Stock", and the shares of Company Common Stock, including such shares
------------
that are acquired as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange, or change of such shares, that are, from time to time, beneficially owned by each Stockholder sometimes referred to herein as "such Stockholder's Shares");
                                 -------------------------

          WHEREAS, simultaneously with the execution and delivery hereof, Parent, Acquisition Sub and the Company have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, which Merger
                ----------------
Agreement has been unanimously approved by the Board of Directors of the Company, and has been approved by the Board of Directors of Parent and Acquisition Sub. The directors of the Company unanimously voted in favor of the adoption of the Merger Agreement and the recommendation that stockholders of the Company approve the merger (the "Merger") contemplated by the Merger Agreement
                                 ------
and tender their shares of Company Common Stock pursuant to the Offer (as defined below) to be commenced by Acquisition Sub pursuant to the Merger Agreement;

          WHEREAS, pursuant to the Merger Agreement, Acquisition Sub, or other wholly owned subsidiary of Parent will commence an offer (the "Offer") for all,
                                                               -----
but not less than a majority on a fully-diluted basis, of the shares of outstanding Company Common Stock at the Per Share Amount (as defined in the Merger Agreement) in cash; and
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          WHEREAS, as a condition to entering into the Merger Agreement and commencing the Offer, Parent and Acquisition Sub have required that each of the Stockholders enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, each of the Stockholders, severally, agrees with Parent and Acquisition Sub as follows:

          Section 1.  Capitalized Terms. Capitalized terms used but not defined
                      -----------------
herein shall have the meanings assigned to such terms in the Merger Agreement.

          Section 2.  Representations and Warranties of Stockholders. Each
                      ----------------------------------------------
Stockholder represents and warrants to Parent and Acquisition Sub as follows:

          (a) Such Stockholder is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized.

          (b) Such Stockholder has all necessary partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Stockholder, and no other partnership proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions so contemplated.

          (d) This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Acquisition Sub, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (e) The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with its partnership agreement or certificate of limited partnership, (ii) assuming that all consents, authorizations and approvals contemplated by subsection (f) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Stockholder or any of its properties; (iii) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which such Stockholder is entitled under any provision of any agreement, contract, license or other instrument binding upon such Stockholder or any of its properties, or allow the acceleration of the performance of any obligation of such Stockholder under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which such Stockholder is a party or by which such Stockholder its assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of such Stockholder, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate be reasonably expected to prevent, materially delay or materially impair the consummation by such Stockholder of the transactions contemplated by this Agreement.

          (f) The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder require no filings, notices, declarations, consents or other actions to be made by such Stockholder with, nor are any approvals or other confirmations or consents required to be obtained by such Stockholder from any Governmental Entity (except those the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to prevent or materially delay such Stockholder's ability to consummate the transactions contemplated hereby), other than filings, notices, approvals, confirmations, consents, declarations or decisions (i) required by the HSR Act; (ii) required by the Exchange Act and state securities, takeover and Blue Sky laws; (iii) required by the Canadian Competition Act; (iv) from the Italian Autorita Garante della Concorrenza e del Mercato that it does not intend to initiate a second stage investigation of the transactions contemplated hereby (including the Merger) or any matters arising therefrom under Article 16 of Law no.287 of October 10, 1990; (v) from the German Federal Cartel Office, during the one month time limit referred to in Section 40 paragraph 1 of the Act against Restraints on Competition, that the conditions for a prohibition in Section 36 paragraph 1 of the Act against Restraints on Competition are not fulfilled, or, if no such confirmation is received, this one month time limit having expired without the parties having been notified by the Federal Cartel Office that it has entered into the examination of the proposed concentration; and (vi) from the U.K. Office of Fair Trading that it is not the intention of the U.K. Secretary of State to refer the transactions contemplated hereby or any matters arising therefrom to the MMC (clauses (i) through (vi) are referred to herein as the "Stockholder Governmental Approvals").
      ----------------------------------

          (g) As of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of such Stockholder, threatened against any Stockholder or properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the Offer or the Merger or any of the other transactions contemplated hereby or by the Merger Agreement. As of the date hereof, such Stockholder is not and none of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

          (h) Such Stockholder has, and at any Closing (as defined below) hereunder such Stockholder will have, good and valid title to such Stockholder's Shares, free and clear of, except as set forth in Schedule 2(1), any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any Liens or proxies arising hereunder.

          (i) Except as set forth in Schedule 2(1), there are no options or rights to acquire, or any agreements to which such Stockholder is a party relating to such Stockholder's Shares, other than this Agreement.

          (j) The transfer of such Stockholder's Shares hereunder will transfer to Acquisition Sub good and valid title to such Stockholder's Shares, free and clear of any Liens, proxies, voting trusts or agreements, understandings or arrangements, except for any Liens or proxies arising hereunder.

          (k) Such Stockholders' Shares described in Schedule A represent all of the Shares beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Stockholder.

          (l) Schedule 2(1) sets forth a complete and correct list of all contracts, agreements and commitments (oral or written), together with a description of monetary obligations thereof, between the Company or any of its subsidiaries, on the one hand, and such Stockholder, on the other hand.

          (m) Such Stockholder is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

          (n) Such Stockholder understands and acknowledges that Parent is entering into, and causing Acquisition Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          Section 3.  Representations and Warranties of Parent and Acquisition
                      --------------------------------------------------------
Sub. Each of Parent and Acquisition Sub represents and warrants to the
---
Stockholders as follows:

          (a) Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          (b) Each of Parent and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          (c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of each of Parent and Acquisition Sub, and no other corporate proceedings on the part of Parent or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated.

          (d) This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition Sub and, assuming this Agreement constitutes a valid and binding obligation of each Stockholder, constitutes a legal and binding agreement of each of Parent and Acquisition Sub enforceable against each of Parent and Acquisition Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (e) The execution, delivery and performance by each of Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the constitutional documents of Parent or Acquisition Sub, (ii) assuming that all consents, authorizations and approvals contemplated by subsection (f) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Acquisition Sub or, any of their respective subsidiaries or properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which Parent or Acquisition Sub or any of their respective subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon Parent or Acquisition Sub, any of their respective subsidiaries or any of their respective properties, or allow the acceleration of the performance of any obligation of Parent or Acquisition Sub or any of their respective subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which Parent or Acquisition Sub or any of their respective subsidiaries is a party or by which Parent or Acquisition Sub or any of their respective subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Acquisition Sub or any of their respective subsidiaries, except in the case of clauses (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate be reasonably expected to prevent, materially delay or materially impair the consummation by such Stockholder of the transactions contemplated by this Agreement.

          (f) The execution, delivery and performance by Parent and Acquisition Sub of this Agreement and the consummation of the transactions contemplated hereby by Parent and Acquisition Sub require no filings, notices, declarations, consents or other actions to be made by Parent or Acquisition Sub with, nor are any approvals or other confirmations or consents required to be obtained by Parent or Acquisition Sub from, any Governmental Entity (except those the failure of which to make, give or obtain, individually or in the aggregate, would not reasonably be expected to prevent or materially delay Parent's or Acquisition Sub's ability to consummate the transactions contemplated hereby), other than filings, notices, approvals, confirmations, consents, declarations or decisions (i) required by the HSR Act; (ii) required by the Exchange Act and state securities, takeover and Blue Sky laws; (iii) required by the Canadian Competition Act; (iv) from the Italian Autorita Garante della Concorrenza e del Mercato that it does not intend to initiate a second stage investigation of the transactions contemplated hereby (including the Merger) or any matters arising therefrom under Article 16 of Law no.287 of October 10, 1990; (v) from the German Federal Cartel Office, during the one month time limit referred to in
     Section 40 paragraph 1 of the Act against Restraints on Competition, that the conditions for a prohibition in Section 36 paragraph 1 of the Act against Restraints on Competition are not fulfilled, or, if no such confirmation is received, this one month time limit having expired without the parties having been notified by the Federal Cartel Office that it has entered into the examination of the proposed concentration; and (vi) from the U.K. Office of Fair Trading that it is not the intention of the U.K. Secretary of State to refer the transactions contemplated hereby or any matters arising therefrom to the MMC (clauses (i) through (vi) are referred to herein as "Parent Governmental Approvals").
                   -----------------------------

          Section 4.  Agreement to Tender. (a) Each Stockholder agrees that,
                      -------------------
promptly after receipt of the Offer

Documents, such Stockholder will tender all of such Stockholder's Shares pursuant to the Offer and will not withdraw such Shares prior to the termination withdrawal or expiration date of the Offer (or any extension thereof) (it being understood that the obligation contained in this section is unconditional, subject to Section 17).

          (b) Each Stockholder will receive the same Per Share Amount received by other stockholders of the Company in the Offer with respect to the Shares tendered by it in the Offer. On the business day after the date the Shares are accepted for payment and purchased by Acquisition Sub pursuant to the Offer, Acquisition Sub or Parent, as the case may be, shall make payment by wire transfer of immediately available funds to each Stockholder of the purchase price for such Stockholder's Shares to an account designated by such Stockholder.

          Section 5.  Agreement to Vote; Proxy. (a) Each Stockholder agrees, to
                      ------------------------
the extent such Stockholder continues to own, or have legal rights in respect of, its Shares, with, and covenants to, Parent and Acquisition Sub as follows:

          (i) At any meeting of stockholders of the Company called to vote upon the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement or upon which a vote, consent or other approval with respect to the Merger, the Merger Agreement or the other transactions contemplated by the Merger Agreement is sought, such Stockholder shall vote (or cause to be voted) or shall consent, execute a consent or cause to be executed a consent in respect of such Stockholder's Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

          (ii) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (x) any Acquisition Proposal or any action which is a component of any Acquisition Proposal or would be a component of an Acquisition Proposal if it were contained in a proposal,
     (y) any merger agreement or merger (other than the Merger Agreement and the Merger), reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or

     (z) any amendment of the Company's Certificate of Incorporation or By-laws which amendment would in any manner partially or wholly prevent or materially impede, interfere with or delay the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (x), (y) or (z) above, a "Competing
                                                          ---------
     Transaction").
     -----------

          (iii) In furtherance and not in derogation of the foregoing, such Stockholder agrees with, and covenants to, Parent and Acquisition Sub that, at the request of Parent, such Stockholder shall use all reasonable efforts, and shall cooperate in all respects with Parent, Acquisition Sub and the Company, (i) to satisfy any legal, regulatory or other stock exchange requirements that apply to approving the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement by written consent pursuant to Section 228 of the Delaware Law and (ii) subject to satisfaction of the foregoing, to effect a written consent satisfying the requirements of Section 228 of the Delaware Law in favor of the adoption and approval for purposes of Section 251 of the Delaware Law of the Merger, the Merger Agreement and each of the other transactions contemplated by the Merger Agreement.

          (b) Each Stockholder hereby grants to, and appoints, Patricia Hoffman and Thomas Edeus and any other individual who is designated by Parent, until the termination of this Agreement pursuant to Section 17, an irrevocable proxy, coupled with an interest, and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, with respect to all such Stockholder's Shares, to vote such Stockholder's Shares, or grant or execute a consent or approval, in the complete discretion of Parent or Acquisition Sub, as the case may be, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought (i) in favor of the Merger and any transactions contemplated by, or necessary or desirable to consummate the transactions contemplated by, the Merger Agreement and the adoption of the Merger Agreement and (ii) against any Competing Transaction. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the Delaware Law. Each Stockholder agrees that this Agreement, including the provisions of this Section 5 will be recorded in the books and records of the Company.

          Section 6.  Purchaser's Option. The parties further agree as follows:
                      ------------------

          (a) Each Stockholder does hereby grant to Acquisition Sub an irrevocable option (collectively, with respect to all the Stockholders' Shares the "Option") to purchase all, but not less than all, such
                 ------
     Stockholder's Shares, subject to the terms and conditions of this Section and Section 17.

          (b) The exercise price for each Share of Stockholders Shares shall be the Per Share Amount.

          (c) In the event of any change in the number or kind of such Stockholder's Shares by reason of stock dividends, stock splits, recapitalizations, combinations, reclassifications, exchanges or changes of shares, then the exercise price for such Stockholder's Shares shall be adjusted appropriately so that the total amount to be paid upon exercise in whole of the Option with respect to such Stockholder's Shares would remain unchanged.

          (d) The Option may be exercised prior to the termination of this Agreement specified in Section 17 in the event that the Offer has expired or has otherwise been terminated and any Stockholder has failed to tender all of its Shares in accordance with Section 4 or has withdrawn any of its Shares tendered in the Offer prior to such expiration or termination.

          (e) In the event Acquisition Sub wishes to exercise the Option, Acquisition Sub shall send a written notice (the "Notice") to each
                                                       ------
     Stockholder specifying a date (not sooner than two nor later than ten business days from the date the Notice is given) for the closing of such purchase of all of such Stockholder's Shares (the "Closing"). The Closing
                                                        -------
     will take place at such location in New York, New York, as Acquisition Sub shall specify in the Notice. At the Closing, payment for such Stockholder's Shares then being purchased shall be made to such Stockholder by wire transfer in immediately available funds in the amount of the aggregate exercise price, against delivery to Acquisition Sub of (i) a certificate or certificates registered in its name evidencing such Shares duly endorsed for transfer and (ii) an affidavit of such Stockholder that is not a "foreign person" as defined in Section 1445(f)(3) of the Code. Such Shares will be imprinted with any legends required by applicable securities laws.

          (f) Parent and Acquisition Sub agree that, in the event that the Option is exercised, Acquisition Sub will agree to purchase from any holder of Shares with tag-along or similar rights granted by any Stockholder that wishes to sell its shares of Company Common Stock to Acquisition Sub of all shares of Company Common Stock of such holder on the same terms of the purchase pursuant to the exercise of the Option.

          (g) The obligations of such Stockholder to deliver, and Acquisition Sub to purchase and pay for, such Stockholder's Shares, or any portion thereof, upon exercise of the Option are subject to the conditions that (i) no preliminary or permanent injunction or other order prohibiting the delivery of such Stockholder's Shares issued by a court of competent jurisdiction shall be in effect and (ii) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and the other Company Governmental Approvals and Parent Governmental Approvals, the failure of which to obtain would be reasonably expected to have a Material Adverse Effect or a Parent Material Adverse Effect ("Required Approvals"),
                                                          ------------------
     shall have been obtained or satisfied, as the case may be, on terms satisfactory to Parent in its reasonable discretion; provided that this
                                                          --------
     condition may not be asserted by any Stockholder with respect to any Required Approval if the potential penalty for any failure to receive such Required Approval will be borne only by Parent or Acquisition Sub. In the event that any of the aforesaid conditions has not been satisfied at or prior to the scheduled time of Closing, the Closing shall be delayed for such period as shall be necessary in order for such conditions to be satisfied, but in no event shall the Closing be delayed by more than 60 days. If the Closing does not occur within such period, the Option and the exercise of the Option shall terminate and be void. Termination of this Agreement after a Notice has been properly delivered under this Agreement will not terminate or otherwise affect the parties' obligations hereunder as to the exercise of the Option pursuant to such Notice.

          (h) The obligation of Acquisition Sub to purchase and pay for such Stockholder's Shares, or any portion thereof, upon exercise of the Option is also subject to the fulfillment, or waiver by Acquisition Sub, of the conditions (which may be waived by Acquisition Sub in its sole discretion) that (i) such Stockholder's representations and warranties contained in this Agreement, and the Company's representations and warranties contained in the Merger Agreement shall be true and correct on and as of the date of the Closing, as though such representations and warranties were made on such date, (ii) such Stockholder shall have performed in all material respects all of its covenants and agreements under this Agreement required to be performed at or prior to the Closing or the Company shall have performed in all material respects all of its covenants and agreements under the Merger Agreement required to be performed at or prior to the Closing hereunder, and (iii) such Stockholder shall have delivered to Parent and Acquisition Sub on the date of the Closing a certificate to such effect, and the Company shall have delivered to Parent and Acquisition Sub on the date of the Closing a certificate to such effect executed by the Chief Executive Officer of the Company.

          (i) Notwithstanding anything to the contrary, Parent and Acquisition Sub agree that, upon completion of the purchase of each Stockholder's Shares pursuant to the Option, there shall be no conditions to effect the Merger under the Merger Agreement or otherwise, except for the conditions set forth in Section 7.1(a) and (c) of the Merger Agreement.

          (j) Parent and Acquisition Sub agree not to terminate the Offer prior to its scheduled expiration date (determined in the manner provided in the Merger Agreement) if at such time, any Stockholder has failed to tender all of its Shares in accordance with Section 4 unless Parent or Acquisition Sub has first provided the Stockholders with one business days' prior written notice of its intent to terminate the Offer.

          Section 7.  Additional Covenants. Except pursuant to this Agreement,
                      --------------------
no Stockholder shall, without the prior written consent of Parent, directly or indirectly (i) during the term of this Agreement grant any proxies or enter into any voting trust, power of attorney or other agreement or arrangement with respect to the voting of such Stockholder's Shares, (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of any of such Stockholder's Shares during the term of this Agreement or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby. Each Stockholder agrees not to seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or assignment or understanding and agrees to notify Parent promptly and to provide all details requested by Parent if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing. Each Stockholder agrees to use its reasonable best endeavors to cause the Company to perform its obligations under the Merger Agreement. Each Seller agrees (i) promptly to exercise any "drag-along" or other rights that permit it to require any other person to sell its Shares upon a sale by such Seller of its Shares ("Drag-Along
                                                                     ----------
Rights") to cause the person subject to such Drag-Along Rights to tender in the
------
Offer, and not withdraw, any shares held by such person and (ii) promptly to use its reasonable best efforts to cause each of its affiliates to exercise any Drag-Along Rights held by such affiliate to cause the person subject to such Drag-Along Rights to tender in the Offer, and not withdraw, any shares held by such person.

          Section 8.  No Solicitations. Each Stockholder and its affiliates
                      ----------------
(other than the Company and its subsidiaries will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal. Each Stockholder agrees that it will not, and will use its best efforts to cause such affiliates not to, directly or indirectly, solicit, initiate or knowingly encourage inquiries or proposals that constitute, or could reasonably be expected to lead to an Acquisition Proposal or engage in negotiations or discussions concerning to, or provide any confidential information relating to, any Acquisition Proposal or agree to approve or recommend or participate in any Acquisition Proposal or sell, transfer or otherwise dispose of any Shares or participation in any Acquisition Proposal (other than pursuant to this Agreement or the Merger Agreement). Each Stockholder agrees that it or any of such affiliates will promptly advise Parent of, and communicate to Parent the terms of, any such inquiry or proposal it or any of such affiliates may receive, and will promptly advise Parent if it or any of such affiliates provides any such information to any such person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of any Stockholder shall be deemed to be a violation of this Section 8 by such Stockholder. In addition, during the period from the date of this Agreement through the Effective Time, the Stockholders shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement relating to the Company to which it or any of its affiliates is a party. During such period, the Stockholders shall, and shall cause the Company to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

          Section 9.  Actions by Board. No action taken by the Board shall
                      ----------------
modify, alter, change or otherwise affect the obligations of the Stockholders hereunder.

          Section 10.  Governing Law. This Agreement shall be governed by the
                       -------------
internal laws of the State of Delaware without regard to the principles of conflicts of law. Each of the parties hereto irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the States of Delaware and of the United States of America located in the State of Delaware or any appellate court thereof (the "Delaware Courts") for any litigation arising
                                  ---------------
out of or relation to this agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 10.

          Section 11.  Notices. Notices under this Agreement shall be deemed to
                       -------
be duly given when delivered in person, by cable, telegram, telex or facsimile, by overnight courier or by registered or certified mail (postage prepaid, return receipt requested) in writing as follows:

          If to Parent or Acquisition Sub, to:

          GEC Incorporated and
          George Acquisition Corp.
          c/o Videojet Systems International, Inc.
          1500 Mittel Boulevard
          Wood Dale, Illinois 60191-1073

          Attention:  Patricia A. Hoffman, Secretary
          Facsimile:  (630) 238-3998

          with copies to:

          Mayer, Brown & Platt
          Bucklersbury House
          3, Queen Victoria Street
          London, EC4N 8EL, ENGLAND

          Attention:  Jeffrey I. Gordon
          Facsimile:  011-44-171-329-4455

          and

          Cravath, Swaine & Moore
          Worldwide Plaza
          825 Eighth Avenue
          New York, New York, 10019

          Attention:  Philip A. Gelston
          Facsimile:  (212) 474-3700


          If to any Stockholder, to such
          Stockholder at the address set
          forth on Schedule A hereto

              Section 12.  Entire Agreement; Amendments. This Agreement
              -----------------------------------------
constitutes the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. This Agreement may be amended only by a written instrument duly executed by Acquisition Sub and the holders of all the Stockholder's Shares.

          Section 13.  Assignment. Notwithstanding any other provision of this
                       ----------
Agreement, this Agreement shall not be assignable by any party hereto except by Parent or Acquisition Sub to any direct or indirect wholly owned subsidiary of The General Electric Company, p.l.c.; provided, however, that no such assignment
                                      --------  -------
shall relieve either Parent or Acquisition Sub from its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable against, (i) as to each Stockholder, such Stockholder and such Stockholder's beneficiaries and representatives, and (ii) Parent and Acquisition Sub and their successors and permitted assigns. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

          Section 14.  Severability. The provisions of this Agreement shall be
                       ------------
deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          Section 15.  Stop Transfer Order. In furtherance of this Agreement,
                       -------------------
concurrently herewith each Stockholder shall and hereby does authorize Parent and Acquisition Sub to notify the Company's transfer agent that there is a stop transfer order with respect to all of such Stockholder's

Shares subject to the terms of this Agreement (and that this Agreement places limits on the voting and transfer of such Shares). The Stockholders further agree to cause the Company not to register the transfer of any certificate representing any Stockholder's Shares unless such transfer is made in accordance with the terms of this Agreement.

          Section 16.  Further Action. From time to time, at the request of
                       --------------
Parent or Acquisition Sub and without further consideration, each Stockholder shall execute and deliver to Parent and Acquisition Sub such documents and take such action as Parent or Acquisition Sub may reasonably request in order to consummate the transactions contemplated hereby, including vesting in Acquisition Sub good and valid title to such Stockholder's Shares.

          Section 17.  Termination.  This Agreement, including the Option, shall
                       -----------
terminate and be of no further force and effect upon the earliest to occur of
(a) the Effective Time, (b) a date selected by Parent, at its option, by written notice to the Stockholders, (c) the termination of the Merger Agreement pursuant to its terms or (d) the Termination Date, as it may be extended under the Merger Agreement; provided, however, that if Acquisition Sub exercises the Option by
           --------  -------
sending a Notice on or prior to the date on which this Agreement would terminate pursuant to this Section 17, but the Closing with respect to such Notice does not occur on or before such date, whether due to the failure of a condition set forth in Section 6(g) or otherwise, then the termination date shall be postponed, and this Agreement shall terminate on the earlier to occur of (i) the first day following such Closing and (ii) 60 days after the exercise of the Option, at which time this Agreement, the Option and the exercise thereof shall terminate and be void. Notwithstanding the foregoing, this Agreement will not terminate pursuant to clause (d) of the prior sentence if at the Termination Date the Company cannot otherwise terminate the Merger Agreement under Section
8.1 of the Merger Agreement unless Parent or Acquisition Sub terminates the Merger Agreement.

          Section 18.  Survival. None of the representations, warranties,
                       --------
covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations and warranties (other than those made in Section 2(j)), covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time, and this Section 18 and Sections 10, 11, 13, 15, 16, 21 and 22. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, (i) none of the Stockholders, Parent or Acquisition Sub or any of their respective officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives makes any other representations or warranties, whatsoever, oral or written, express or implied, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, affiliates, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement, the documents and the instruments referred to herein, or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other party or the other party's representatives of any documentation or other information with respect to any one or more of the foregoing, and (ii) none of the parties hereto is relying on any disclosure, statement, representation or warranty, oral or written, express or implied, made by any other party hereto or such party's officers, directors, employees, affiliates, agents, financial or legal advisors or other representatives.

          Section 19.  Counterparts. This Agreement may be executed in one or
                       ------------
more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          Section 20.  Announcements. So long as this Agreement is in effect,
                       -------------
except as required by applicable law or applicable SEC, stock exchange or the National Association of Securities Dealers, Inc. requirements, the parties hereto and their representatives shall not issue or cause the publication of any press release, public announcement or other public statement, with respect to the transactions contemplated by this Agreement without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld.

          Section 21.  Specific Performance. The Stockholders, Parent and
                       --------------------
Acquisition Sub acknowledge that this Agreement and such Stockholders' Shares are unique and that no party will have an adequate remedy at law if any other party breaches any covenant herein or fails to perform its obligations hereunder. Accordingly, the Stockholders, Parent and Acquisition Sub agree that the others shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if any party shall fail or threaten to fail to perform any of its obligations under this Agreement.

          Section 22.  Expenses. Whether or not the Option is exercised, all
                       --------
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that the costs and expenses of the Stockholders shall be paid by the Company.

          Section 23.  Limited Liability of Partners.  Notwithstanding any other
                       ------------------------------
provision of this Agreement, no general partner or limited partner, nor any future general or limited partner of any Stockholder, shall have any personal monetary liability for performance of any obligation of such Stockholder under this Agreement. Any monetary liability of the Stockholder under this Agreement shall be satisfied solely out of the assets of the Stockholder.

          Section 24.  Stockholder Capacity. Each Stockholder signs solely in
                       --------------------
its capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by any officer or director of the Company or its subsidiaries in his or her capacity as an officer or director of the Company to the extent permitted by the Merger Agreement (including causing its representatives to take actions permitted by the Merger Agreement).

          Section 25.  Parent Actions.  Parent shall cause Acquisition Sub to
                       ---------------
perform each of its obligations hereunder.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                              GEC INCORPORATED

                              By:   /s/ Michael Lester
                                    ------------------
                                    Name: Michael Lester
                                    Title: Director


                              GEORGE ACQUISITION CORP.

                              By:   /s/ John Mayo
                                    -------------
                                    Name: John Mayo
                                    Title: Director


                              CMT ASSOCIATES, L.P.

                              By:   /s/ Alex Navab, Jr.
                                    -------------------------
                                    Name: Alex Navab, Jr.
                                    Title: Attorney-In-Fact


                              KKR PARTNERS II, L.P.

                              By:   /s/ Alex Navab, Jr.
                                    -------------------------
                                    Name: Alex Navab, Jr.
                                    Title: Attorney-In-Fact


                              KKR ASSOCIATES, L.P.

                              By:   /s/ Alex Navab, Jr.
                                    -------------------
                                    Name: Alex Navab, Jr.
                                    Title: Attorney-In-Fact

                                 Schedule 2(1)


1. Securities Purchase Agreements between the Company and the Stockholders. The Company may owe the Stockholders certain amounts pursuant to the expense reimbursement provisions contained in such agreements.

2.   Registration Rights Agreements between the Company and the Stockholders.

3. Stockholder Agreements between the Company, the Stockholders and certain stockholders of the Company.

                                   Schedule A
                                     TO THE
                            STOCK PURCHASE AGREEMENT


     Capitalized terms used in this Schedule A and not otherwise, defined in this Schedule A have the respective meanings assigned to such terms in the attached Stockholders Agreement.

Name and address of each Stockholder       Number of Shares
------------------------------------       ----------------
CMT Associates, L.P.                       45,042,183 Shares
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, New York
Attention:  James H. Greene, Jr.

with a copy to:

Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94025
Attention:  Peter F. Kerman


KKR Partners II, L.P.                      392,600 Shares
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, New York
Attention:  James H. Greene, Jr.

with a copy to:

Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94025
Attention:  Peter F. Kerman


KKR Associates, L.P.                       396,500 Shares
c/o Kohlberg Kravis Roberts & Co., L.P.
9 West 57th Street
New York, New York
Attention:  James H. Greene, Jr.

with a copy to:

Latham & Watkins
135 Commonwealth Drive
Menlo Park, California 94025
Attention:  Peter F. Kerman

Total
                                           ----------
                                           45,831,283 Shares